NasdaqGM:CECE	NEWS RELEASE

CECO Environmental Reports

Third Quarter and Nine Month 2014 Results

Achieves non-GAAP Net Income Per Diluted Share of $0.28

•	Revenue of $63.3 million for the third quarter was up 27.1%, from $49.8 million in the prior-year period.

•	Gross profit of $21.1 million (33.3% gross margin) for the third quarter was up 44.5%, from $14.6 million (29.2% gross margin) in the prior-year period.

•	Operating income of $5.2 million (8.3% operating margin) for the third quarter was up 252.9%, from $3.4 million loss (-6.8% operating margin loss) in the prior-year period. Non-GAAP operating income was $8.2 million (12.9% non-GAAP operating margin) for the third quarter, up 46.4% from $5.6 million (11.4% non-GAAP operating margin) in the prior-year period.

•	Net income per diluted share was $0.14 for the third quarter of 2014, compared with net loss per diluted loss of $0.07 in the prior-year period. Non-GAAP net income per diluted share was $0.28 for the third quarter of 2014, compared with $0.24 for the prior-year period.

•	Recently completed three acquisitions which are expected to significantly enhance our Air Pollution Control segment.

CINCINNATI, Ohio, November 6, 2014 — CECO Environmental Corp. (NasdaqGM:CECE), a leading global environmental technology company focused on critical solutions in the air pollution control, energy and fluid handling and filtration industries, today reported its financial results for the third quarter of 2014.

Revenue in the third quarter of 2014 was $63.3 million, up 27.1% from revenue of $49.8 million in the prior-year’s third quarter. On a pro forma basis organic growth was slightly down year-over-year.

Revenue in the first nine months of 2014 was $187.1 million, up 45.5% from revenue of $128.6 million in the prior-year period.

Net income was $3.7 million in the third quarter of 2014 as compared with a net loss of $1.5 million in the third quarter of 2013. Excluding acquisition and integration expenses, amortization and earn out expenses, and plant, property and equipment valuation and inventory valuation adjustments attributable to the Met-Pro and Aarding acquisitions, legal reserves and foreign currency remeasurement, and the related tax impact of such items, non-GAAP net income increased 46.9% to $7.2 million from $4.9 million in the prior-year period.

Net income was $11.2 million in the first nine months of 2014, up 194.7% as compared with net income of $3.8 million in the prior year period. Excluding acquisition and integration expenses, amortization and earn-out expenses, and plant, property and equipment valuation and inventory valuation adjustments attributable to the Met-Pro and Aarding acquisitions, legal reserves and foreign currency remeasurement, and the related tax impact of such items, non-GAAP net income increased 38.2% to $18.8 million from $13.6 million in the prior-year period.

Cash and cash equivalents were $18.0 million and bank debt was $84.3 million as of September 30, 2014 compared with $22.7 million and $89.1 million, respectively, as of December 31, 2013. During the nine months ended September 30, 2014, the Company repaid $12.0 million of debt, sold non-core assets for net proceeds of $7.1 million and borrowed $7.0 million for recent acquisitions.

Non-GAAP EBITDA in the third quarter of 2014 was $9.5 million, up 48.4% from non-GAAP EBITDA of $6.4 million in the prior year’s third quarter.

BACKLOG AND BOOKINGS

Total backlog at September 30, 2014 was $106.2 million, as compared with $98.5 million on December 31, 2013.

Bookings were $191.2 million in the first nine months of 2014, compared with $132.4 million in the first nine months of 2013, an increase of 44.4%.

QUARTERLY DIVIDEND

On November 6, 2014, CECO’s Board of Directors approved a quarterly dividend of $0.06 per share. The dividend will be paid on December 30, 2014 to all shareholders of record at the close of business on December 19, 2014. CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

OPERATIONAL SUMMARY

“Overall business conditions in the quarter remained mixed as solid performance in our Energy and Fluid Handling and Filtration segments was offset with lower than expected results in our Air Pollution Control (APC) business.” said Jeff Lang, Chief Executive Officer of CECO. “We continue to invest heavily in our sales excellence initiatives and expect to see better organic growth across all of our business segments as we move into the balance of 2014 and 2015. We did however, experience strong consolidated backlog growth, which increased $10 million from the prior quarter to $106.2 million and bookings in our APC business have been quite strong since the start of the fourth quarter. We were also able to close on a number of key strategic acquisitions when combined, are expected to generate significant annual revenue and EBITDA which we will discuss on our scheduled conference call.”

Jeff Lang also commented, “Our operational excellence initiatives continue to have a positive impact on our business and although our operating profit margin decreased sequentially due to lower revenue and a one-time tax consulting expense of $0.4 million, we remain on track to achieve our full year operating margin target of 14.5% to 15% with additional upside as we go into 2015. We remain focused on building a world class company and creating long-term shareholder value with a balanced approach to growth and a culture focused on operational excellence.”

Jeff Lang, Chief Executive Officer, and Ed Prajzner, Chief Financial Officer, will discuss the Company’s third quarter results during a conference call scheduled for Thursday, November 6, 2014 at 8:30 a.m. EST (7:30 a.m. Central Time). Supplemental information will be available at CECO’s website at http://www.cecoenviro.com/uploads/CECO_3Q14_Conference_Call.pdf prior to the conference call.

The North American toll-free number for the call is (855) 626-8629. International callers should dial (954) 320-7630. The conference code for the call is 27718515. A webcast of the live call can be either accessed at CECO’s website at http://www.cecoenviro.com, or directly accessed at http://us.meeting-stream.com/cecoenvironmentalcorp_110614.

For those unable to listen to the live call, a taped replay will be available from 11:30 a.m. EST on November 7 until 11:59 p.m. EST on November 20, 2014. To access the replay, call (855) 859-2056 (North American callers) or (404) 537-3406 (international callers) and use conference code 27718515.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global environmental technology company focused on critical solutions in the air pollution control (APC), energy and fluid handling and filtration industries. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership. CECO is listed on NASDAQ under the ticker symbol “CECE” and is a member company of the Russell 2000 Index. For more information on CECO Environmental, please visit its website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeffrey Lang, Chief Executive Officer

Edward Prajzner, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) SEPTEMBER 30, 2014	DECEMBER 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$18,039	$22,661
Accounts receivable, net	47,639	44,364
Costs and estimated earnings in excess of billings on uncompleted contracts	13,999	11,110
Inventories, net	26,541	25,376
Prepaid expenses and other current assets	6,594	6,651
Prepaid income taxes	8,471	3,527
Assets held for sale	4,210	11,083

Total current assets	125,493	124,772
Property, plant and equipment, net	18,173	21,665
Goodwill	144,267	132,220
Intangible assets-finite life, net	40,399	46,813
Intangible assets-indefinite life	18,169	18,419
Deferred charges and other assets	4,051	4,647

	$350,552	$348,536

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$8,236	$9,922
Accounts payable and accrued expenses	33,565	34,356
Billings in excess of costs and estimated earnings on uncompleted contracts	12,812	13,486
Income taxes payable	1,131	1,569

Total current liabilities	55,744	59,333
Other liabilities	11,180	10,302
Debt, less current portion	76,074	79,160
Deferred income tax liability, net	29,690	29,335

Total liabilities	172,688	178,130

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 25,865,569 and 25,724,519 shares issued in 2014 and 2013, respectively	259	257
Capital in excess of par value	161,360	159,566
Accumulated earnings	18,754	11,911
Accumulated other comprehensive loss	(2,153)	(972)

	178,220	170,762
Less treasury stock, at cost, 137,920 shares in 2014 and 2013	(356)	(356)

Total shareholders’ equity	177,864	170,406

	$350,552	$348,536

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(dollars in thousands, except per share data)	2014	2013	2014	2013
Net sales	$63,300	$49,796	$187,111	$128,590
Cost of sales	42,242	35,242	124,875	88,555

Gross profit	21,058	14,554	62,236	40,035
Selling and administrative	13,038	9,346	36,402	24,038
Acquisition and integration expenses	81	4,047	321	6,618
Amortization and earn out expenses	2,394	2,017	7,288	3,590
Legal reserves	300	2,500	300	2,500

Income from operations	5,245	(3,356)	17,925	3,289
Other (expense) income, net	(1,459)	92	(1,686)	164
Interest expense	(767)	(456)	(2,255)	(707)

Income (loss) before income taxes	3,019	(3,720)	13,984	2,746
Income tax expense (benefit)	(684)	(2,259)	2,767	(1,044)

Net income (loss)	$3,703	$(1,461)	$11,217	$3,790

Earnings (loss) per share:
Basic	$0.14	$(0.07)	$0.44	$0.21

Diluted	$0.14	$(0.07)	$0.43	$0.20

Weighted average number of common shares outstanding:
Basic	25,691,884	19,965,010	25,647,561	18,275,085
Diluted	26,129,427	19,965,010	26,105,415	18,881,927

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2014	2013	2014	2013
Gross profit as reported in accordance with GAAP	$21.1	$14.6	$62.2	$40.0
Gross profit margin in accordance with GAAP	33.3%	29.3%	33.3%	31.1%
Inventory valuation adjustment	—	0.4	—	0.4
Plant, property and equipment valuation adjustment	0.2	0.1	0.5	0.1

Non-GAAP gross margin	$21.3	$15.1	$62.7	$40.5
Non-GAAP Gross profit margin	33.6%	30.1%	33.6%	31.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2014	2013	2014	2013
Operating income as reported in accordance with GAAP	$5.2	$(3.4)	$17.9	$3.3
Operating margin in accordance with GAAP	8.3%	(6.8)%	9.6%	2.6%
Inventory valuation adjustment	—	0.4	—	0.4
Plant, property and equipment valuation adjustment	0.2	0.1	0.5	0.1
Acquisition and integration expenses	0.1	4.0	0.3	6.6
Amortization and contingent acquisition expenses	2.4	2.0	7.3	3.6
Legal reserves	0.3	2.5	0.3	2.5

Non-GAAP operating income	$8.2	$5.6	$26.3	$16.5
Non-GAAP Operating margin	12.9%	11.4%	14.1%	12.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2014	2013	2014	2013
Net income as reported in accordance with GAAP	$3.7	$(1.5)	$11.2	$3.8
Inventory valuation adjustment	—	0.4	—	0.4
Plant, property and equipment valuation adjustment	0.2	0.1	0.5	0.1
Acquisition and integration expenses	0.1	4.0	0.3	6.6
Amortization and contingent acquisition expenses	2.4	2.0	7.3	3.6
Legal reserves	0.3	2.5	0.3	2.5
Foreign currency remeasurement	1.7	—	1.9	—
Tax benefit of expenses	(1.2)	(2.6)	(2.7)	(3.4)

Non-GAAP net income	$7.2	$4.9	$18.8	$13.6
Depreciation	0.8	0.3	2.3	1.1
Non-cash stock compensation	0.5	0.3	1.2	0.6
Other (income)/expense	(0.2)	0.1	(0.2)	(0.1)
Interest expense	0.8	0.5	2.3	0.7
Income tax expense	0.4	0.3	5.4	2.2

Non-GAAP EBITDA	$9.5	$6.4	$29.8	$18.1
Earnings (loss) per share:
Basic	$0.14	$(0.07)	$0.44	$0.21
Diluted	$0.14	$(0.07)	$0.43	$0.20
Non-GAAP earnings per share:
Basic	$0.28	$0.24	$0.72	$0.74
Diluted	$0.28	$0.24	$0.72	$0.72

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above, as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to acquisition and integration expense activities, amortization and contingent earnout expenses, legal reserves and the impact of foreign currency remeasurement, and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company’s results over multiple periods. Additionally, management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted shares are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted share stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to, a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the Met-Pro acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.